UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006

AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-51728 (Commission File Number)	43-1481791 (I.R.S. Employer Identification No.)

100 Clark Street, St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)
(636) 940-6000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2006, Jon F. Weber resigned from the Board of Directors of American Railcar Industries, Inc. (the “Company”). Mr. Weber’s resignation comes in connection with his recent announcement to resign, in order to pursue other opportunities, from his various positions at companies affiliated with Carl C. Icahn, the Company’s principal beneficial stockholder and the Chairman of the Company’s Board of Directors. Mr. Weber’s resignation from the Board of Directors of the Company was not a result of any disagreement with the Company or the Company’s Board of Directors.
Also on December 21, 2006, the Board of Directors of the Company, pursuant to the Company’s Bylaws, elected Peter K. Shea to fill the vacancy created by Mr. Weber’s resignation. Mr. Shea has not been, nor as of the date hereof is he expected to be, named to any committees of the Board of Directors of the Company. Since December 1, 2006, Mr. Shea, 55, has been head of portfolio company operations at American Real Estate Holdings Limited Partnership, an entity controlled by Mr. Icahn, and since December 27, 2006, president of American Property Investors, Inc., which is the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the casino entertainment business and the textile business. Since December 27, 2006, Mr. Shea has also served as a director of XO Holdings, Inc., a publicly traded telecommunications services provider controlled by Mr. Icahn, and since December 20, 2006, as a director of WestPoint International Inc., a subsidiary of American Real Estate Partners, L.P., engaged in the home textile business. Since November 2006, Mr. Shea has been a director of Viskase Companies, Inc., a publicly owned producer of cellulose and plastic casings used in preparing and packaging meat products, in which Mr. Icahn has a controlling interest through the ownership of securities. From 2002 to November 2006, Mr. Shea was an independent consultant to various companies and an advisor to private equity firms. From 1997 to 2001 he was a Managing Director of H.J. Heinz Company in Europe, a manufacturer and marketer of a broad line of food products across the globe. Mr. Shea has an MBA from the University of Southern California and a BBA from Iona College.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 28, 2006	AMERICAN RAILCAR INDUSTRIES, INC.
	By:	/s/ William P. Benac
		Name:	William P. Benac
		Title:	Senior Vice President, Chief Financial Officer and Treasurer